Exhibit 10.1

Voting Agreement

This Voting Agreement (this “Agreement”) is made and entered into as of January ___, 2022, by and among Calian Corp, a Delaware corporation (the “Purchaser”), and the undersigned holder (the “Holder”) of securities of American Virtual Cloud Technologies, Inc., a Delaware corporation (the “Company”). Capitalized terms used but not defined herein have the meaning attributed to them in the Purchase Agreement (as defined below).

Recitals

WHEREAS, concurrently with the execution of this Agreement, the Purchaser, Computex, Inc., a Delaware corporation (the “Seller”), and the Company are entering into a certain Asset Purchase Agreement (the “Purchase Agreement”) pursuant to which the Seller has agreed to sell to the Purchaser, and the Purchaser has agreed to purchase from the Seller, the Purchased Assets (the “Transaction”), subject to the terms and conditions set forth in the Purchase Agreement;

WHEREAS, the sale of the Purchased Assets to the Purchaser pursuant to the terms of the Purchase Agreement may be deemed to constitute a sale of substantially all of the Company’s property and assets for purposes of Section 271 of the General Corporation Law of the State of Delaware, and it is a condition to the Company’s and the Seller’s obligations to consummate the transactions contemplated by the Purchase Agreement that the Stockholder Approval be obtained; and

WHEREAS, as an inducement and a condition to the Purchaser entering into the Purchase Agreement, the Holder has agreed to enter into this Agreement, pursuant to which the Holder is agreeing, among other matters, to vote all of its Covered Stock (as defined below) in favor of the approval of the Purchase Agreement, the Transaction and the other transactions contemplated by the Purchase Agreement.

NOW, THEREFORE, in consideration of the promises and the covenants and agreements set forth below, the parties agree as follows:

1. Covenants of the Holder.

(a) During the term of this Agreement, the Holder shall not (a) cause or permit any Transfer (as defined below) of any of the Covered Stock or any right or interest therein, or (b) enter into any agreement, option, understanding or arrangement with respect to a Transfer of any of the Covered Stock. Except as required by this Agreement, the Holder shall not deposit (or permit the deposit of) any Covered Stock in a voting trust or grant any proxy or power of attorneys or enter into any voting agreement or similar agreement with respect to any of the Covered Stock or in any way grant any other Person any right whatsoever with respect to the voting or disposition of the Covered Stock. For purposes hereof, a Person shall be deemed to have effected a “Transfer” of Covered Stock if such Person directly or indirectly: (a) sells, pledges, encumbers, grants an option with respect to, transfers, assigns, or otherwise disposes of (including by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by operation of Law or otherwise) such security, or any interest in such security; or (b) enters into an agreement, arrangement or commitment providing for the sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such shares or any interest therein. Any Transfer or attempted Transfer in violation of this Agreement shall be null and void ab initio. It is hereby clarified that if any involuntary Transfer of any of the Covered Stock shall occur (such as in the case of appointment of a receiver to the Holder’s assets as part of bankruptcy proceedings), the transferee (which term, as used herein, shall include the initial transferee and any and all subsequent transferees of the initial transferee) shall take and hold such Covered Stock subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until the termination of this Agreement.

(b) The Holder irrevocably and unconditionally agrees that it shall at any meeting of the stockholders of the Company or at any adjournment thereof, in an action by written consent or in any other circumstances upon which the Holder’s vote, consent or other approval is sought in connection with the Purchase Agreement and approval of the Transaction and/or the other transactions contemplated by the Purchase Agreement, to (i) appear at each such meeting or otherwise cause all of its Covered Stock to be counted as present thereat for purpose of establishing a quorum and (ii) vote (or cause to be voted), in person or by proxy, all of the Covered Stock that are then entitled to be voted (a) in favor of the Purchase Agreement and the transactions contemplated by the Purchase Agreement, including the Transaction, (b) in favor of any action, proposal, transaction or agreement that is submitted by the Company for a vote of the stockholders of the Company and would reasonably be expected to facilitate the transactions contemplated by the Purchase Agreement, (c) in favor of any proposal to adjourn or postpone to a later date any meeting of the stockholders of the Company at which any of the foregoing matters of this Section 1 are submitted for consideration and vote of the stockholders of the Company if there are not sufficient votes for approval of any such matters on the date on which the meeting is held, and (d) against (1) any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company or the Seller contained in the Purchase Agreement, or of such Holder contained in this Agreement, and (2) any other action that would reasonably be expected to impede, interfere with, delay, postpone or adversely affect or prevent the transactions contemplated by the Purchase Agreement or this Agreement. The Holder agrees that the Covered Stock that are entitled to be voted shall be voted (or cause to be voted) as set forth in the preceding sentences.

(c) Without limiting the generality of paragraph (b), no later than 10 business days prior to the date of the Stockholders’ Meeting: (i) with respect to any Covered Stock (and any other securities held by the Holder which have a right to vote at such meeting) that are registered in the name of the Holder, the Holder shall deliver or cause to be delivered, in accordance with the instructions set out in the Proxy Statement, a duly executed proxy or proxies directing the holder of such proxy or proxies to vote in favor of the Transaction; and (ii) with respect to any Covered Stock (and any other securities held by the Holder which have a right to vote at such meeting) that are beneficially owned by the Holder but not registered in the name of the Holder, the Holder shall deliver a duly executed voting instruction form to the intermediary through which the Holder holds his or her beneficial interest in the Holder’s Covered Stock, instructing that the Holder’s Covered Stock (which have a right to vote at such meeting) be voted at the Stockholders’ Meeting in favor of the Transaction. Such proxy or proxies shall name those individuals as may be designated by the Company in the Proxy Statement and such proxy or proxies or voting instructions shall not be revoked, withdrawn or modified without the prior written consent of the Purchaser and the Company unless this Agreement is terminated in accordance with Section 4 prior to the exercise of such proxy.

(d) The Holder hereby revokes any and all previous proxies granted or voting instruction forms or other voting documents delivered that may conflict or be inconsistent with the matters set forth in this Agreement.

(e) Subject to Section 2, the Holder will immediately cease and cause to be terminated any existing solicitation, encouragement, discussion or negotiation commenced prior to the date of this Agreement with any person (other than Purchaser) by such Holder, or, if applicable, any of its representatives or agents, with respect to any transaction that could reasonably be expected to delay, prevent, impede or frustrate the successful completion of the Transaction and each of the transactions contemplated by the Purchaser Agreement, whether or not initiated by the Holder or any of its representatives or agents.

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2. Director Matters Excluded. No provision of this Agreement shall limit or otherwise restrict the Holder with respect to any vote that the Holder (or, if the Holder is not a natural person, the Holder’s representative) may make solely in his or her capacity as a director of the Company with respect to a matter presented to the Company’s board of directors.

3. Representations and Warranties of the Holder. The Holder hereby represents and warrants to the Purchaser as follows:

(a) The Holder (i) is the record and beneficial owner of the Common Stock and other securities of the Company set forth on Schedule A (collectively, the “Existing Stock”), free and clear of any Encumbrances of any nature whatsoever (other than pursuant to (x) applicable restrictions on transfer under applicable securities laws, or (y) this Agreement), and (ii) does not beneficially own any securities of the Company (including options, warrants or convertible securities) other than the Existing Stock.

(b) Except as set forth on Schedule A, the Holder has the sole right to Transfer, to vote and to direct the voting of the Existing Stock (or, if this Agreement also is signed by the Holder’s spouse, the Holder and his or her spouse, if applicable, together have the sole right to Transfer, to vote and to direct the voting of the Existing Stock), and none of the Existing Stock are subject to any proxy, power of attorney, attorney-in-fact, voting trust, vote pooling or other agreement with respect to the Transfer, right to vote, call meetings of shareholders or give consents or approvals of any kind in respect of the Existing Stock, except as set forth in this Agreement.

(c) The Holder, if not a natural person: (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (ii) is not in violation of any of the provision of the Holder’s organizational documents, and (iii) has the requisite corporate, company, partnership or other power and authority to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to comply with the terms hereof. The execution and delivery by the Holder of this Agreement, the consummation by the Holder of the transactions contemplated hereby and the compliance by the Holder with the provisions hereof have been duly authorized by all necessary corporate, company, partnership or other action on the part of the Holder, and no other corporate, company, partnership or other proceedings on the part of the Holder are necessary to authorize this Agreement, to consummate the transactions contemplated hereby or to comply with the provisions hereof.

(d) This Agreement has been duly executed and delivered by the Holder, constitutes a valid and binding obligation of the Holder and is enforceable against the Holder in accordance with its terms, except as such enforceability may be subject to applicable bankruptcy, reorganization, insolvency, moratorium and similar Laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

(e) The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance with the provisions hereof do not and will not conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, any provision of (i) the organizational documents of the Holder, if applicable, (ii) any (A) statute, law, ordinance, rule or regulation or (B) judgment, order or decree, in each case, applicable to the Holder or its properties or assets, or (iii) any contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which the Holder is a party or by which the Holder or the Holder’s assets are bound. The execution and delivery by the Holder of this Agreement does not, and the performance of the Holder’s obligations hereunder does not, require such Holder or any of its Affiliates to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any person or Governmental Authority, other than any filings as may be required under the Securities Exchange Act of 1934, as amended, or the rules or regulations promulgated thereunder.

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(f) There is no action, suit, investigation, complaint or other proceeding pending against, involving or affecting the Holder or the Existing Stock or, to the knowledge of the Holder, any other person, or, to the knowledge of the Holder, threatened against, involving or affecting the Holder or the Existing Stock or any other person that would reasonably be expected to restrict or prohibit (or, if successful, would restrict or prohibit) the performance by the Holder of its obligations under this Agreement.

(g) The Holder understands and acknowledges that the Purchaser is entering into the Purchase Agreement in reliance upon the Holder’s execution, delivery and performance of this Agreement. The Holder is a sophisticated holder with respect to the Existing Stock and has adequate information concerning the transactions contemplated hereby and by the Purchase Agreement and concerning the business and financial condition of the Company to make an informed decision regarding the matters referred to herein and has independently, without reliance upon the Company, the Seller, the Purchaser or any of their respective Affiliates, and based on such information as the Holder has deemed appropriate, made the Holder’s own analysis and decision to enter into this Agreement.

4. Termination. This Agreement shall terminate upon the earliest to occur of (a) the valid termination of the Purchase Agreement in accordance with its terms and (b) the Closing. In the event of the termination of this Agreement, this Agreement shall forthwith become null and void, there shall be no liability on the part of any of the parties, and all rights and obligations of each party hereto shall cease; provided, however, that no such termination of this Agreement shall relieve any party hereto from any liability for any breach of any provision of this Agreement prior to such termination; provided, further, that Sections 8 through 13 shall survive any such termination.

5. Further Covenants and Assurances.

(a) The Holder will, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as the Purchaser may reasonably request for the purpose of effectively carrying out the provisions of this Agreement and the transactions contemplated hereby.

(b) The Holder shall not take any action that would make any representation or warranty of the Holder contained herein untrue or incorrect or would reasonably be likely to adversely affect, prevent or delay (i) the Holder from performing any of the Holder’s obligations under this Agreement (it being understood that nothing contained in this Agreement shall be deemed to restrict the ability of the Holder to exercise any voting rights with respect to the Existing Stock consistent with this Agreement (but not Transfer) held by the Holder as of the date hereof) or (ii) the Stockholder Approval from being obtained.

(c) The Holder agrees that it will not bring, commence, institute, maintain, prosecute, participate in or voluntarily aid any action, claim, suit or cause of action, in Law or in equity, in any court or before any Governmental Authority, which (i) challenges the validity of or seeks to enjoin the operation of any provision of this Agreement or (ii) alleges that the execution and delivery of this Agreement by the Holder, either alone or together with the other voting agreements and proxies to be delivered in connection with the execution of the Purchase Agreement, or the approval of the Purchase Agreement by the board of directors of the Company, breaches any fiduciary duty of the board of directors of the Company or any member thereof; provided, that the Holder may defend against, contest or settle any such action, claim, suit or cause of action brought against the Holder that relates solely to the Holder’s capacity as a director or officer of the Company.

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(d) The Holder agrees that any additional securities of the Company (including through the exercise of any stock options or otherwise, and any securities acquired in connection with any stock split, exchange of shares, stock dividend, reclassification, merger, reorganization, recapitalization or other change in the capital structure of the Company affecting the Company Stock) acquired by the Holder after the date of this Agreement and prior to the termination of this Agreement (together with the Existing Stock, the “Covered Stock”) shall automatically be subject to the terms of this Agreement as though owned by the Holder on the date hereof and the representations, warranties, covenants, agreements and obligations hereunder shall attach to any such additional securities.

6. Successors and Assigns. The provisions of this Agreement will be binding upon and enure to the benefit of the parties and their respective successors and assigns; provided, however, that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other parties to this Agreement, except that the Purchaser may collaterally assign this Agreement to any Affiliate. Without limiting the foregoing or Section 1 hereof in any way, the Holder agrees that this Agreement and the obligations hereunder shall attach to the Covered Stock from the date hereof through the termination of this Agreement and shall be binding upon any Person to which legal or beneficial ownership of the Covered Stock shall pass, whether by operation of Law or otherwise, including the Holder’s heirs, guardians, administrators or successors, and the Holder further agrees to take all actions necessary to effectuate the foregoing.

7. Remedies. The Holder acknowledges that money damages would be both incalculable and an insufficient remedy for any breach of this Agreement by it, and that any such breach would cause the Purchaser irreparable harm. Accordingly, the Holder agrees that in the event of any breach or threatened breach of this Agreement, the Purchaser, in addition to any other remedies at Law or in equity it may have, shall be entitled to seek immediate equitable relief, including injunctive relief and specific performance, without the necessity of proving the inadequacy of money damages as a remedy and without the necessity of posting any bond or other security, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction.

8. Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand; (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; (d) on the third (3rd) day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid; or (e) on the date sent if sent by electronic mail, with electronic evidence of transmission generated on the end of the sending party, or receipt confirmed by the recipient party. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 8):

(i) if to the Purchaser, to

Calian Group Ltd.

770 Palladium Drive, 4th Floor

Ottawa, Ontario, K2V 1C8

Attn: Patrick Houston

E-Mail: phouston@calian.com

with a copy to (which shall not constitute notice):

LaBarge Weinstein LLP

800-515 Legget Drive

Ottawa, Ontario K2K 3G4

Attention: Deborah Weinstein

E-Mail: dw@lwlaw.com

(ii) if to the Holder, to the address set forth on Schedule A hereto.

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9. Severability. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of any other provision of this Agreement in such jurisdiction, or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

10. Entire Agreement/Amendment. This Agreement represents the entire agreement of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement may not be amended, modified, altered or supplemented except by means of a written instrument executed and delivered by the parties hereto.

11. Governing Law. This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of Delaware without regard to the Laws of such jurisdiction that would require the substantive Laws of another jurisdiction to apply. Unless otherwise explicitly provided in this Agreement, any action, claim, suit or proceeding relating to this Agreement or the enforcement of any provision of this Agreement shall be brought or otherwise commenced only in any state or federal court located in Delaware. Each party hereto (a) expressly and irrevocably consents and submits to the exclusive jurisdiction of the Delaware Court of Chancery (or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in the United States District Court for the District of Delaware) in any action arising out of or relating to this Agreement or any of the matters contemplated hereby; (b) agrees that each such court shall be deemed to be a convenient forum; (c) agrees that service of process in any such proceeding may be made by giving notice pursuant to Section 8; and (d) agrees not to assert, by way of motion, as a defense or otherwise, in any such proceeding commenced in any such court, any claim that such party is not subject personally to the jurisdiction of such court, that such proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.

12. Independent Legal Advice. The Holder acknowledges and agrees that it: (i) obtained independent legal advice in respect of the Transaction and the Holder’s rights and obligations hereunder; or (ii) if the Holder has not obtained independent legal advice, the Holder has reviewed or had the opportunity to review this Agreement and the Purchase Agreement, prior to executing this Agreement and, to the extent the Holder has failed to obtain such independent legal advice, the Holder shall not in any way use or rely upon such failure as a basis for claiming that this Agreement or the obligations and liabilities of the Holder hereunder, are unenforceable or, alternatively, as a defense to the enforcement of this Agreement.

13. Counterparts. For the convenience of the parties, this Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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In Witness Whereof, the parties have caused this Agreement to be executed as of the date first above written.

Holder

By:
Name:
[Title:]

Holder’s Spouse (if applicable)

By:
Name:

Signature Page to the Voting Agreement

PURCHASER

By:
Name:
Title:

Signature Page to the Voting Agreement

SCHEDULE A

Name and Address of Holder	Shares of Company Common Stock	Company Options	Company Warrants